Exhibit 10.12

AMENDMENT NO. 3 TO

NOTE MODIFICATION AND CONVERSION AGREEMENT

This Amendment No. 3 to Note Modification and Conversion Agreement (this “Amendment”) is made and entered into as of August 12, 2026 (the “Amendment Effective Date”), by and between Profusa, Inc., a Delaware corporation formerly known as NorthView Acquisition Corp. (the “Company”), and NorthView Sponsor I LLC, a Delaware limited liability company (the “Holder”, and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Holder is the holder of that certain Promissory Note, dated April 27, 2023, as amended and restated on January 8, 2024, and as further amended on May 31, 2024 and March 20, 2026 (as so amended and restated, the “Note”), issued by the Company to the Holder in the original principal amount of up to $2,500,000;

WHEREAS, the Company and the Holder entered into that certain Note Modification and Conversion Agreement, dated as of April 24, 2026 (as amended by Amendment No. 1 thereto dated as of April 29, 2026, and Amendment No. 2 thereto dated as of July 27, 2026, the “Agreement”), pursuant to which the parties agreed to certain modifications to the Note and to provide for the conversion of the Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the Holder’s option following the effectiveness of a registration statement; and

WHEREAS, the Parties desire to amend the Agreement to modify the definition of “Conversion Price” as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

AMENDMENT

Section 1.1 Amendment to Section 1.2(d). Section 1.2(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) ’Conversion Price’ means a price per share equal to the higher of (i) $1.07 and (ii) the closing price of the Common Stock on the trading day immediately preceding the delivery of the Conversion Notice, as reported on The Nasdaq Stock Market.”

Section 1.2 Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1 Ratification. Except as expressly amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. All references in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment.

Section 2.2 No Other Amendments. Except as expressly set forth in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Agreement, each of which shall remain in full force and effect.

Section 2.3 Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law that would require the application of the laws of any other jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the adjudication of any dispute arising out of or relating to this Amendment.

Section 2.4 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

Section 2.5 Severability. If any term, provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

Section 2.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 2.7 Entire Agreement. This Amendment, together with the Agreement (as amended hereby), constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements, and understandings, both written and oral, among the Parties with respect to such subject matter.

Section 2.8 Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY:

PROFUSA, INC.

By:	/s/ Jack Stover
	Name:	Jack Stover
	Title:	Chief Executive Officer

HOLDER:

NORTHVIEW SPONSOR I LLC

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Manager

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